EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Amendment No. 3 to Registration Statement No. 33-55081 of Alexander & Alexander Services Inc. on Form S-3 of our report dated February 15, 1995 (February 28, March 16 and 27, 1995 with respect to certain information in Notes 2, 5, 8 and 14), appearing in the Form 10-K/A of Alexander & Alexander Services Inc. for the year ended December 31, 1994, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

DELOITTE & TOUCHE LLP
Baltimore, Maryland
April 5, 1995